As filed with the Securities and Exchange Commission on August 18, 2005

Registration No. 333-125637

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 5 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1223280
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD J. OLIN

Vice President and General Counsel

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

COPIES TO:

David R. Wilson

Heller Ehrman LLP

701 Fifth Avenue

Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:        |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated August 18, 2005

PRELIMINARY PROSPECTUS

COSTCO WHOLESALE CORPORATION

1,301,441 SHARES

COMMON STOCK

RESCISSION OFFER

Costco Wholesale Corporation offers, under the terms and conditions described in the prospectus, to rescind the previous purchase of up to 1,301,441 shares of Costco Wholesale common stock by the trustee of the Costco Wholesale Corporation 401(k) Retirement Plan, on behalf of certain current and former participants in the 401(k) Plan from November 16, 2003 through November 15, 2004 for:

(	if the participant continues to own these shares, the consideration they paid for such common stock, plus interest from the date of purchase, less dividends received on such common stock, or

(

if any such participant has caused the sale of such common stock at a loss, the consideration paid, less the proceeds from the sale, plus interest from the date of purchase to the date of sale, less dividends received on such common stock.

This Rescission Offer applies to purchases of Costco Wholesale common stock during the period from November 16, 2003 through November 15, 2004, at prices ranging from $33.64 per share to $49.74 per share. The Rescission Offer only applies to purchases made with salary deferral, employer matching, rollover or after-tax contributions, but does not apply to Discretionary Contributions or Company Contributions (as shown on your Transaction Statement).

Our common stock is listed on the NASDAQ National Market under the symbol “COST.” The closing sale price of our common stock on August __, 2005 was $_____. Our principal executive offices are located at 999 Lake Drive, Issaquah, Washington 98027, and our telephone number is (425) 313-8100.

YOU ARE NOT REQUIRED TO ACCEPT THE RESCISSION OFFER. IF YOU ELECT TO ACCEPT THE RESCISSION OFFER FOR SHARES THAT CONTINUE TO BE HELD IN THE 401(K) PLAN, YOU MUST TENDER TO COSTCO WHOLESALE CORPORATION ALL OF YOUR COSTCO WHOLESALE COMMON STOCK THAT YOU HOLD THAT WAS PURCHASED ON YOUR BEHALF WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS UNDER THE 401(K) PLAN FROM NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004. IF YOUR ACCEPTANCE IS NOT RECEIVED IN GOOD ORDER BY [EXPIRATION DATE], YOU WILL BE DEEMED BY COSTCO WHOLESALE CORPORATION TO HAVE REJECTED THE RESCISSION OFFER. NO EXTENSIONS WILL BE GRANTED.

The Rescission Offer will expire 30 days from the date of this prospectus at the close of business on [expiration date], the expiration date. The shares of Costco Wholesale common stock subject to the Rescission Offer may not have been registered under the Securities Act of 1933 in a timely manner. These shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept this Rescission Offer, shares of common stock that you may own are now properly registered effective as of the date of this prospectus. We have not retained an underwriter in connection with the Rescission Offer.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS AND UNCERTAINTIES DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is _______________, 2005

TABLE OF CONTENTS

APPENDIX A: ACCEPTANCE FORM A

For Participants Who Hold Shares in their 401(k) Plan Account or Who

Have a 401(k) Plan Account and

Sold Shares in that Account	A-1

APPENDIX B: ACCEPTANCE FORM B

For Participants Who Took a Distribution from the 401(k)

Plan	B-1

_________________

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. In this prospectus, “Costco,” “Costco Wholesale,” “we,” “us” and “our” refer to Costco Wholesale Corporation.

i

[Costco Wholesale Corporation Letterhead]

NOTICE AND SUMMARY

____________, 2005

Dear Current or Former 401(k) Plan Participant:

This letter and the accompanying document called a “Prospectus” contain important information.

Costco Wholesale Corporation is sending you these materials because you are a current or former participant in the Costco Wholesale Corporation 401(k) Retirement Plan and you purchased Costco Wholesale Corporation common stock in your 401(k) Plan account during the period from November 16, 2003 through November 15, 2004. We are offering to buy back this common stock at the original purchase price, less dividends received, plus interest, and/or reimburse you or your 401(k) Plan account for losses you may have incurred if you already sold the stock. This offer is called a “Rescission Offer.”

We are making the Rescission Offer because our common stock may not have been registered under the federal securities laws in a timely manner.

The following questions and answers may help you in determining whether you should accept the Rescission Offer.

1.

DO YOU STILL OWN STOCK THAT YOU PURCHASED IN YOUR 401(K) PLAN ACCOUNT WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS DURING THE PERIOD FROM NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004? If yes, go to Question 3. If no, go to Question 2. If you both still hold some stock and sold some stock, see both Question 2 and 3.

2.

DID YOU SELL THE STOCK AT A LOSS? If yes, you should consider accepting the Rescission Offer so that you can be compensated for your loss. If no, you should not accept the Rescission Offer since no compensation is available to you for the stock you sold.

3.

DO YOU WANT US TO BUY YOUR STOCK ON [EXPIRATION DATE], WHICH IS THE EXPIRATION DATE OF THE RESCISSION OFFER? If yes, accept the Rescission Offer and we will buy your stock at your purchase price, less dividends received, plus 10% interest. Note: If your aggregate purchase price less dividends received, plus interest on that amount, for all purchases during the Rescission Period is ess than the market value of the stock on the expiration date of the Rescission Offer, then you will be deemed to have rejected the Rescission Offer. If you do not want us to buy your stock, you do not need to accept the Rescission Offer or take any action.

If you accept the Rescission Offer, you will be unable to conduct any transactions involving Costco Wholesale common stock within your 401(k) Plan account for a period of three business days after [expiration date] (the expiration date of the Rescission Offer), while we perform the administrative tasks required to give effect to the rescission. See "NOTICE OF BLACKOUT PERIOD " and "RISK FACTORS" for more information.

To help you further understand this offer, you will find the following information contained in this package after this letter:

A.               SUMMARY: This summary is intended to give you a broad overview of what is happening and how the offer may affect you.

B.               PROSPECTUS: This document contains information to help you decide whether or not you should accept the Rescission Offer. This Prospectus is composed of the following parts:

(	RISK FACTORS: This section provides a discussion of some of the risks and uncertainties involved in investing in our stock and in accepting or rejecting this Rescission Offer.

(

QUESTIONS AND ANSWERS: This part of the Prospectus will answer how the offer works, how to accept the offer, how to reject the offer, what effect accepting the offer will have on you, information if you no longer have a 401(k) Plan account and how to get more information.

(

MORE INFORMATION: This part will tell you where you can go to get more information, documents that are made part of the Prospectus and information on Costco Wholesale Corporation and the price of its common stock.

l	RESCISSION OFFER: This part provides detail about the offer itself.

(

APPENDIX A: Acceptance Form A: This is the form that you will use if you are a current participant in the 401(k) Plan and want to accept the Rescission Offer and you still hold shares in the 401(k) Plan or sold those shares at a loss, or if you are a former employee who still has an account in the 401(k) Plan.

(

APPENDIX B: Acceptance Form B: This is the form that you will use only if you are a former employee and (i) took a distribution in stock certificates, either as a rollover to an IRA or another eligible retirement plan or directly to you, and you want to accept the Rescission Offer or (ii) you took a cash distribution, either as a rollover to an IRA or another eligible retirement plan or directly to you, and shares were sold at a loss prior to that distribution.

C.               TRANSACTION STATEMENT: This Statement shows your transactions (such as purchases, sales and/or distributions) involving Costco Wholesale common stock in your 401(k) Plan account during the period and may not reflect the current balance in your account. Your Transaction Statement will help you determine if you are entitled to any payment under this Rescission Offer. To determine the purchase price of the shares of Costco Wholesale common stock purchased during the period, look at the section of the Transaction Statement headed "Transaction Detail," and under the column headed "Growth", find the heading "Costco Stock". Purchases will be shown as Contributions, Loan Repayments, Exchanges In, and Credits. Sales will be shown as an Exchange Out, Loan Withdrawal, Fee, Debit or Other Withdrawal. Sales after November 16, 2004 will not be shown on this Transaction Statement and you should consult T. Rowe Price for sale price information.

If you accept the Rescission Offer, you must accept with respect to all shares held by you, in your 401(k) account (or in a rollover account) that are subject to the Rescission Offer. Accordingly, if the aggregate repurchase price (less dividends received plus interest) of Costco Wholesale common stock you would receive is less than the aggregate market value of those shares (based on the closing price of the common stock on the NASDAQ National Market on the date the Rescission Offer expires), your acceptance of the Rescission Offer will be rejected.

THE RESCISSION OFFER DEADLINE IS [EXPIRATION DATE]. IF YOU WANT TO ACCEPT THE RESCISSION OFFER, YOUR ACCEPTANCE FORM AND ALL OTHER REQUIRED DOCUMENTATION MUST BE RECEIVED AT THE ADDRESS INDICATED ON THE APPLICABLE ACCEPTANCE FORM ON OR BEFORE THIS DEADLINE.

We encourage you to read the entire Prospectus for complete information. If you still have questions after reading this material, please call T. Rowe Price at 1-800-922-9945 between the hours of 7:00 a.m. and 10:00 p.m. (Eastern Time), Monday through Friday. If you are a former employee who no longer has a 401(k) Plan account, you may call Costco Wholesale at 1-800-284-4882 between the hours of 8:30 a.m. and 4:30 p.m. (Pacific Time), Monday through Friday, with any questions concerning the Rescission Offer.

Very truly yours,

Richard. A. Galanti

Executive Vice President and

Chief Financial Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUMMARY

This following summary is provided to give a brief overview of the Rescission Offer. Specific details of the offer are contained in the Prospectus. If there is any conflict between this summary and the information presented in the Prospectus, the Prospectus will govern.

WHAT HAPPENS IF YOU ACCEPT THE RESCISSION OFFER?

1.	IF YOU ARE AN ACTIVE OR FORMER EMPLOYEE OF COSTCO WHOLESALE CORPORATION WHO HAS A COSTCO WHOLESALE CORPORATION 401(K) RETIREMENT PLAN ACCOUNT BALANCE,

(

and YOUR 401(K) PLAN ACCOUNT STILL HOLDS SHARES of our common stock that you purchased from November 16, 2003 through November 15, 2004 (the Period) with salary deferral, employer matching, rollover or after-tax contributions in your 401(k) Plan account, then we will repurchase those shares in exchange for a cash deposit to your 401(k) Plan account in the amount of your original purchase price of those shares, less dividends received, plus interest. The deposit will be invested in your 401(k) Plan account according to the same investment instructions you have on file for new contributions with T. Rowe Price.

However, if the aggregate purchase price of the shares to be repurchased, less dividends received, plus interest would be less than the fair market value of Costco Wholesale common stock on the date the Rescission Offer expires, we will deem you to have rejected the offer; or

(

YOU SOLD SHARES of our common stock in the 401(k) Plan prior to the expiration date of the Rescission Offer that you purchased during the Period with salary deferral, employer matching, rollover or after-tax contributions at a loss (resulting from a transfer from Costco Wholesale common stock to another fund, a cash distribution from the 401(k) Plan, or taking a loan from the 401(k) Plan), then we will make a cash deposit to your 401(k) Plan account for the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, less dividends received, plus interest, and the deposit will be invested in your 401(k) Plan account according to the same investment instructions you have on file for new contributions with T. Rowe Price.

You may still hold some shares and have sold some shares, in which case both of the above situations will apply to you.

2.

IF YOU ARE A FORMER EMPLOYEE WHO NO LONGER HAS A 401(K) PLAN ACCOUNT, BUT WHO PURCHASED COSTCO WHOLESALE COMMON STOCK FROM NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004 WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS IN YOUR 401(K) PLAN ACCOUNT,

(

and YOU ROLLED OVER OR TOOK A DISTRIBUTION OF THOSE SHARES OF OUR COMMON STOCK FROM THE 401(K) PLAN and you (or your IRA or eligible retirement plan) requested that T. Rowe Price send you stock certificates for the shares of our common stock you purchased during the

Period and YOU STILL HOLD SOME OR ALL OF THE SHARES, then we will repurchase those shares in exchange for a cash payment directly to you (or your IRA or eligible retirement plan) for your original purchase price of those shares, less dividends received, plus interest.

However, if the aggregate purchase price of the shares to be repurchased, less dividends received, plus interest would be less than the fair market value of Costco Wholesale Corporation common stock on the date the Rescission Offer expires, we will deem you to have rejected the offer.

(

YOU ROLLED OVER OR TOOK A DISTRIBUTION OF SOME OR ALL OF THOSE SHARES OF OUR COMMON STOCK FROM THE 401(K) PLAN and received stock certificates for the shares purchased during the Period and YOU HAVE SINCE SOLD THOSE SHARES AT A LOSS, then we will make a cash payment directly to you (or your IRA or your eligible retirement plan) equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, less dividends received, plus interest.

YOU ROLLED OVER OR TOOK A DISTRIBUTION FROM THE 401(K) PLAN AND SOLD THOSE SHARES OF COSTCO WHOLESALE COMMON STOCK PRIOR TO TAKING THE DISTRIBUTION, OR YOU INSTRUCTED T. ROWE PRICE TO SELL THE STOCK AND DISTRIBUTE CASH TO YOU OR YOUR IRA OR ELIGIBLE RETIREMENT PLAN AND SOME OR ALL OF THOSE SHARES OF COSTCO WHOLESALE COMMON STOCK WERE SOLD AT A LOSS, then we will make a cash payment directly to you equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, less dividends received, plus interest.

You may still hold some shares and have sold some shares, in which case both of the above situations will apply to you.

WHAT HAPPENS IF YOU DO NOT ACCEPT THE RESCISSION OFFER?

If you do not accept the Rescission Offer, this operates as a rejection of the offer. There will be no change in your 401(k) Plan account. You do not need to take any action. The shares of Costco Wholesale common stock will remain in your 401(k) Plan account and this Rescission Offer will not affect your ability to sell these shares or any of your rights with respect to Costco Wholesale common stock.

Our primary purpose in making the rescission offer is to extinguish or reduce our contingent liabilities under federal and state securities laws. It is unclear whether our rescission offer will extinguish our liability, if any, for our potential securities law violations. Whether our rescission offer will extinguish our contingent liability depends in part on whether a court or the SEC would view acceptance or non-acceptance of our rescission offer as a waiver precluded by applicable federal or state securities laws. The staff of the SEC takes the position that a person's federal right of rescission may survive a rescission offer. Nevertheless, there have been certain instances in which a court has indicated that non-acceptance of a rescission offer could terminate a company's liability for rescission damages under federal law. Each person is urged to consider this possibility with respect to our rescission offer. Generally, the statute of limitations for non-compliance with the requirement to register securities under the federal securities laws is one year and non-compliance with the requirement to provide proper disclosure is five years (reduced to two years after the discovery of the facts constituting the violation). Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes typically not beginning until the facts giving rise to a violation are known. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in this rescission offer who accepts or rejects the rescission offer, that such person is estopped from asserting such claims. Our rescission offer is not an admission that we did not comply with federal securities registration requirements or federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal and state securities laws or rights under common law or equity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our filings with the Securities and Exchange Commission (SEC) include forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We may make forward-looking statements in other SEC filings, press releases, news articles, conference calls with Wall Street analysts and shareholders and when we are speaking on behalf of Costco Wholesale Corporation. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are intended to provide investors with additional information with which they may assess our future potential. All of these forward-looking statements are based on assumptions about an uncertain future and are based on information available at the date such statements are issued. We do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in our forward-looking statements. Many of these factors are beyond our ability to control or predict and could have a material adverse effect on our stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, the following factors:

• domestic and international economic conditions, including exchange rates,
• the effects of competition and regulation,
• consumer and small business spending patterns and debt levels,
• conditions affecting the acquisition, development, ownership or use of real property,
• actions of vendors,
• rising costs associated with employees (including health care and workers' compensation costs), and
• geopolitical conditions.

RISK FACTORS

In deciding whether to accept or reject the Rescission Offer, you should consider the following risks in addition to the risks discussed in our periodic reports with the SEC, including our Annual Report on Form 10-K for the fiscal year ended August 29, 2004, which are incorporated in this prospectus by reference, as well as the other matters discussed in this document.

RISKS RELATED TO THIS RESCISSION OFFER

We may continue to have potential liability even after this Rescission Offer is made owing to our issuances of securities in possible violation of securities laws.

The sale of shares of our common stock within the 401(k) Plan were not exempt from registration under federal securities laws. As a result, we may have failed to comply with the registration requirements of federal securities laws because we did not register all these stock issuances under federal securities laws.

We are making this Rescission Offer to all those persons who purchased shares of common stock with salary deferral, employer matching, rollover or after-tax contributions within the 401(k) Plan from November 16, 2003 through November 15, 2004. The Rescission Offer is being made pursuant to a registration statement filed under the Securities Act of 1933. The federal securities laws do not expressly provide that a Rescission Offer will terminate a purchaser’s right to rescind a sale of stock that was not registered under the federal securities laws as required. The staff of the SEC has taken the position that a person's federal right of rescission may survive a rescission offer. If a person accepts the rescission offer, we believe our potential liability to that person will be eliminated. If any offerees reject or fail to respond to the Rescission Offer, we may continue to be potentially liable under the Securities Act to those offerees for the purchase price of their shares which may not have been issued in compliance with this Act. The aggregate purchase price of shares subject to the Rescission Offer was $51,975,996. Based on estimates using the current market price of our Common Stock, we believe that approximately 10% of participants will have a claim under the Rescission Offer and that any liability resulting from the failure to register the stock issuances subject to the Rescission Offer is not material to our results of operations. However, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Your federal right of rescission may not survive if you affirmatively reject or fail to accept the Rescission Offer.

If you reject or fail to accept the Rescission Offer, it is unclear whether or not your federal right of rescission will remain preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive the Rescission Offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a Rescission Offer is precluded from later seeking similar relief.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal securities laws or rights under state securities laws, common law or equity. The purchases subject to this Rescission Offer were made by residents of more than 36 states. Costco believes that all the sales of shares of its common stock which are the subject of the Rescission Offer were exempt from registration under the laws of such states and that no violation of state securities laws occurred in connection with such sales. Costco also believes that this Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. Thus, Costco does not make any representation as to the compliance of this Rescission Offer with state law. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against Costco in connection with the shares of Costco common stock purchased during the Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

If you accept the Rescission Offer, you will not be permitted to conduct any transactions involving Costco Wholesale common stock within your 401(k) account for three business days following the expiration date of the Rescission Offer.

Since you will not be permitted to conduct any transactions with respect to Costco Wholesale common stock in your 401(k) account during this period, you will be subject to the risk that due to events in the securities markets, the value of your account could significantly decline during this period and you would not be able to make transfers to avert this result. In addition, any funds you receive for the sale of shares of Costco Wholesale common stock in the Rescission Offer will not be deposited into your 401(k) account for three business days following the expiration date of the Rescission Offer. These funds will be allocated to your account in accordance with your current investment instructions. If your instructions include an allocation to Costco Wholesale common stock, you will be subject to the risk that Costco Wholesale common stock could increase in value prior to the reinvestment of funds in your account, resulting in a loss of value in your 401(k) account. See "NOTICE OF BLACKOUT PERIOD" for additional information.

QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

The questions and answers that follow are divided into six major sections:

1.	How the Rescission Offer Works

2.	Accepting the Rescission Offer

3.	Rejecting the Rescission Offer

4.	Effect of Accepting the Rescission Offer

5.	Special Information for Former Participants Who No Longer Have a 401(k) Plan Account

6.	How to Get More Information

SECTION 1:	HOW THE RESCISSION OFFER WORKS

Q1:	WHY IS COSTCO WHOLESALE CORPORATION CONDUCTING THIS RESCISSION OFFER?

A1:

Costco Wholesale Corporation is conducting this Rescission Offer because shares of Costco Wholesale common stock that were purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions under the 401(k) Plan between November 16, 2003 through November 15, 2004 may not have been registered under the Securities Act of 1933 in a timely manner. We may be potentially liable under the Securities Act to 401(k) Plan participants for the purchase price of their Costco Wholesale shares if those shares were not issued in compliance with the Securities Act, and we believe that this Rescission Offer will reduce our potential liability under the Securities Act. Additionally, on November 16, 2004, we registered the shares of Costco Wholesale common stock to be purchased on your behalf in the future with salary deferral, employer matching, rollover or after-tax contributions under the 401(k) Plan from that date forward.

Q2:	DOES THE RESCISSION OFFER EXTEND TO SHARES THAT I PURCHASED OTHER THAN WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS OR OTHERWISE OUTSIDE OF THE 401(K) PLAN?

A2:

No. This Rescission Offer does not apply to shares of Costco Wholesale common stock that you may have purchased with money other than salary deferral, employer matching, rollover or after-tax contributions or outside of the 401(k) Plan. For example, it does not extend to shares purchased with Discretionary Contributions or Company Contributions (as shown on the accompanying Transaction Statement), to purchases you may have made through your broker, mutual funds, exercises of stock options or the dividend reinvestment plan.

Q3:	MAY I ACCEPT THE RESCISSION OFFER FOR ONLY A PORTION OF THE SHARES I OWN AND THAT WERE PURCHASED WITH MY SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX

CONTRIBUTIONS TO THE 401(K) PLAN BETWEEN NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004?

A3:

No. If you accept the Rescission Offer, then you must accept the offer for all of the shares of Costco Wholesale common stock that you still hold that were purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions under the 401(k) Plan during this Period. See Section 4 of these Questions and Answers to understand how your acceptance of the Rescission Offer will affect you.

SECTION 2:	ACCEPTING THE RESCISSION OFFER

Q4:	HOW DO I ACCEPT THIS RESCISSION OFFER?

A4:

If you are a current 401(k) Plan participant, or are no longer an employee but still have a 401(k) Plan account, you must complete and submit Acceptance Form A (Appendix A, page A-1), and we must receive the Acceptance Form, by [expiration date] to accept the Rescission Offer.

If you are a former 401(k) Plan participant (or beneficiary) and you or your IRA or eligible retirement plan received a distribution from the 401(k) Plan in the form of Costco Wholesale common stock, you must complete and submit the following forms and documentation, and we must receive them, by [expiration date] in order for the Rescission Offer to be validly accepted:

•	ACCEPTANCE FORM B (Appendix B, page B-1),
•	Substitute Form W-9 (as described in the Instructions to Acceptance Form B); and
•	One of the three following options, depending on your individual circumstances:

1.

The stock certificate (if you have not sold the shares that you received in the distribution), signed by the owner(s) with a Medallion Signature Guarantee (from a bank or a broker) or accompanied by a stock power with a Medallion Signature Guarantee;

2.

Documentation of the date and price of the sale of Costco Wholesale common stock, such as a broker’s confirmation or monthly account statement (if you have sold all of the shares that you received in the distribution); or

3.

The stock certificate for the shares that you did not sell, signed by the owner(s) with a Medallion Signature Guarantee or accompanied by a stock power with a Medallion Signature Guarantee, AND documentation of the date and price of the sale of Costco Wholesale common stock, such as a broker’s confirmation (if you sold some, but not all, of the shares that you received in the distribution).

Q5:

MAY I STILL ACCEPT THIS RESCISSION OFFER IF I PREVIOUSLY HAVE SOLD SOME OR ALL OF THE SHARES OF COSTCO WHOLESALE COMMON STOCK THAT WERE PURCHASED DURING THE PERIOD FROM NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004?

A5:

Yes. If you have already sold some or all of the shares of Costco Wholesale common stock that were purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions under the 401(k) Plan during the period from November 16, 2003 through November 15, 2004, and if you sold any of the shares for less than the purchase price, you may accept this Rescission Offer with respect to shares you still hold and with respect to any shares you may have sold at a loss.

The Rescission Offer is not applicable to the shares of Costco Wholesale common stock that were purchased during this Period if the shares have been sold for more than the purchase price. However, if you have sold shares at a gain but have also sold shares at a loss, you may still accept the Rescission Offer with respect to the shares sold at a loss.

Q6:	WHERE DO I SEND MY ACCEPTANCE OF THE RESCISSION OFFER?

A6:

If you are a current participant in the Costco 401(k) Plan, or a former employee who has maintained an account in the 401(k) Plan, ACCEPTANCE FORM A, including all supporting documents, should be returned to:

By Mail:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

P.O. Box 17215

Baltimore, MD 21297-1215

By Overnight Delivery:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

4515 Painters Mill Road

Owings Mills, Maryland 21117-4093

If you are a former employee who no longer has an account in the 401(k) Plan, ACCEPTANCE FORM B, including all supporting documents, should be returned to:

Costco Wholesale Corporation

999 Lake Drive

Issaquah, WA 98027

Attn: Employee Benefits Department

You must send your originally signed acceptance forms and other required documents by United States postal service or other recognized overnight mail delivery service. If you are sending us stock certificates, we strongly recommend that you send the form and accompanying documents by registered or certified mail with return receipt requested. We will not accept acceptance forms by fax or scanned acceptance forms sent as e-mail attachments.

In order for your acceptance of the Rescission Offer to be considered, we must receive all required forms and documents no later than the close of business on [expiration date], the expiration date of the Rescission Offer.

Q7:	WHAT IF I CHANGE MY MIND AFTER ACCEPTING THE RESCISSION OFFER?

A7:

You may not change your election to accept the Rescission Offer after the expiration date, [expiration date]. However, if, prior to that date, you send your acceptance of the Rescission Offer and subsequently decide that you would prefer to reject the Rescission Offer, then you may reject the Rescission Offer by sending a written notice to:

If you originally sent ACCEPTANCE FORM A:

By Mail:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

P.O. Box 17215

Baltimore, MD 21297-1215

By Overnight Delivery:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

515 Painters Mill Road

Owings Mills, Maryland 21117-4093

If you originally sent ACCEPTANCE FORM B:

Costco Wholesale Corporation

999 Lake Drive

Issaquah, WA 98027

Attn: Employee Benefits Department

Your rejection notice must include the plan name (Costco Wholesale Corporation 401(k) Retirement Plan), your name, your social security number and a clear indication that you are rejecting the Rescission Offer and must be received at the above address no later than [expiration date].

Q8:	WHAT IS THE DEADLINE FOR ACCEPTING THE RESCISSION OFFER?

A8:

We must RECEIVE your acceptance, including all completed and signed forms and supporting documentation, no later than the close of business on [expiration date]. This deadline is not flexible. If you do not submit an acceptance of the offer, or if all forms and documentation required to accept the offer are not received by [expiration date], then you will be automatically deemed to have rejected the Rescission Offer.

SECTION 3:	REJECTING THE RESCISSION OFFER

Q9:	HOW DO I REJECT THE RESCISSION OFFER?

A9:	You need not do anything to reject the Rescission Offer. Simply let the offer expire. You need not contact us to reject the Rescission Offer.

Q10:	AM I OBLIGATED TO ACCEPT THE RESCISSION OFFER?

A10:	No. You are not obligated in any way to accept the Rescission Offer.

Q11:	WHAT ARE THE CONSEQUENCES TO ME IF I DO NOT ACCEPT THE RESCISSION OFFER?

A11:

There will be no change in your 401(k) Plan account. The shares of Costco Wholesale stock will remain in your 401(k) Plan account, and the Rescission Offer will not affect your ability to sell these shares or any of your rights as a stockholder of Costco Wholesale (for example, your right to receive dividends declared by the Board of Directors, to vote your shares or to receive distributions in the event of liquidation of Costco Wholesale).

Our primary purpose in making the rescission offer is to extinguish or reduce our contingent liabilities under federal and state securities laws. It is unclear whether our rescission offer will extinguish our liability, if any, for our potential securities law violations. Whether our rescission offer will extinguish our contingent liability depends in part on whether a court or the SEC would view acceptance or non-acceptance of our rescission offer as a waiver precluded by applicable federal or state securities laws. The staff of the SEC takes the position that a person's federal right of rescission may survive a rescission offer. Nevertheless, there have been certain instances in which a court has indicated that non-acceptance of a rescission offer could terminate a company's liability for rescission damages under federal law, and this same result could apply to claims under various state laws. Each person is urged to consider this possibility with respect to our rescission offer. Generally, the statute of limitations for non-compliance with the requirement to register securities under the federal securities laws is one year and non-compliance with the requirement to provide proper disclosure is five years (reduced to two years after the discovery of the facts constituting the violation). Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes typically not beginning until the facts giving rise to a violation are known. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in this Rescission Offer who accepts or rejects the rescission offer, that such person is estopped from asserting such claims. Our Rescission Offer is not an admission that we did not comply with federal securities registration requirements or federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal and state securities laws or rights under common law or equity.

SECTION 4:	EFFECT OF ACCEPTING THE RESCISSION OFFER

Q12:	WHAT WILL I RECEIVE IF I ACCEPT THE RESCISSION OFFER?

A12:

If you accept the Rescission Offer, and if you have not transferred the value of applicable Costco Wholesale common stock to other investment funds under the 401(k) Plan (if you have made a transfer, see below), a two-step process will occur:

First, your 401(k) Plan account will be reduced by the number of shares of Costco Wholesale common stock that were purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions in the 401(k) Plan during the relevant time period.

Second, your 401(k) Plan account will be credited with an amount based on your purchase price of the applicable Costco Wholesale common stock purchased, less dividends received, plus interest. The amount credited to your 401(k) Plan account will be reinvested pursuant to your current investment elections for new contributions.

Q13:

WHAT WILL I RECEIVE IF I TRANSFERRED THE VALUE OF THE COSTCO WHOLESALE COMMON STOCK PURCHASED DURING THE PERIOD TO OTHER INVESTMENT FUNDS UNDER THE 401(K) PLAN, SO THAT I NO LONGER HAVE COSTCO WHOLESALE COMMON STOCK IN MY ACCOUNT?

A13:

If you realized a gain upon the sale of all shares purchased during the Period, then you are not eligible to accept the Rescission Offer. If you realized losses upon the sale of some or all of the shares purchased during the Period, then if you accept the Rescission Offer, your 401(k) Plan account will be credited with an amount based on the price paid for the applicable Costco Wholesale common stock less dividends received on such shares, minus an amount attributable to the price at which you sold your shares for purposes of transferring the value of Costco Wholesale common stock to other investment funds, plus interest. The amount credited to your 401(k) Plan account will be reinvested pursuant to your current investment elections for new contributions.

Q14:

WHAT WILL I RECEIVE IF I TRANSFERRED SOME OF THE VALUE OF THE COSTCO WHOLESALE COMMON STOCK TO OTHER INVESTMENT FUNDS UNDER THE 401(K) PLAN, BUT STILL HAVE SOME OF THE COSTCO WHOLESALE COMMON STOCK IN MY 401(K) PLAN ACCOUNT?

A14:

If you accept the Rescission Offer, and if you transferred some but not all of the value of the Costco Wholesale common stock purchased during the Period with salary deferral, employer matching, rollover or after-tax contributions to other investment funds and the aggregate purchase price of the share you still hold, less dividends received plus interest is greater than the fair market value of those shares on the date the Rescission Offer expires, then:

First, your 401(k) Plan account will be reduced by the number of shares of applicable Costco Wholesale common stock that remain in your 401(k) Plan account.

Second, your 401(k) Plan account will be credited with an amount based on your purchase price of the applicable Costco Wholesale common stock that you still hold on the date your acceptance of the Rescission Offer is processed, less dividends received, plus interest.

Third, your 401(k) Plan account will be credited with an amount based on the purchase price paid for the applicable Costco Wholesale common stock that you later transferred, minus an amount attributable to the price at which you transferred the Costco Wholesale common stock to other investment funds, less dividends received, plus interest, but only if you realized a loss upon transfer.

The amount credited to your 401(k) Plan account will be reinvested pursuant to your current investment elections for new contributions to the 401(k) Plan.

However, if the repurchase price (including interest and less dividends received) you would receive by accepting the Rescission Offer is less than the fair market value of Costco Wholesale common stock on [expiration date], the expiration date of the Rescission Offer, your acceptance will be deemed rejected. See answer to Question 15 below.

Q15:

WHAT WILL HAPPEN IF I ACCEPT THIS RESCISSION OFFER BUT THE AMOUNT I WOULD RECEIVE FOR THE SHARES BY ACCEPTING THE RESCISSION OFFER IS LESS THAN THE FAIR MARKET VALUE OF COSTCO WHOLESALE COMMON STOCK ON [EXPIRATION DATE], THE DAY OF EXPIRATION OF THE RESCISSION OFFER?

A15:

If you submit an acceptance of the Rescission Offer under these circumstances, your acceptance will be deemed rejected as of [expiration date]. The shares of Costco Wholesale common stock will remain in your 401(k) Plan account, and the Rescission Offer will not affect your ability to sell these shares.

YOUR ACCEPTANCE OF THE RESCISSION OFFER, WHETHER OR NOT IT IS ULTIMATELY REJECTED, WILL CAUSE YOUR 401(K) PLAN ACCOUNT TO BE SUBJECT TO THE BLACKOUT PERIOD IMPOSED ON THE ACCOUNTS OF ALL PARTICIPANTS WHO ACCEPT THE RESCISSION OFFER, WHILE WE DETERMINE WHETHER YOUR ACCEPTANCE WILL BE ACCEPTED OR REJECTED. FOR MORE INFORMATION ABOUT THE BLACKOUT PERIOD, SEE THE ANSWER TO QUESTION 22 BELOW AND SEE THE SECTION TITLED “NOTICE OF BLACKOUT PERIOD”.

Q16:	WHAT IF I TOOK A LOAN FROM THE 401(K) PLAN?

A16:

If you accept the Rescission Offer, the calculation that will take place will not differ if you took a loan from the 401(k) Plan. If you took a loan from the 401(k) Plan, and if Costco Wholesale common stock was transferred out of your 401(k) Plan account to fund your loan, then that transaction (to the extent that it is related to salary deferral, employer matching, rollover or after-tax contributions) will be treated, for purposes of this Rescission Offer, like a transfer from Costco Wholesale common stock to another investment fund under the 401(k) Plan. (See the answer to Question 13 above.)

Similarly, if you took a loan from the 401(k) Plan out of your salary deferral, employer matching, rollover or after-tax contributions, and if you purchased shares of Costco Wholesale common stock between November 16, 2003 through November 15, 2004 with your loan repayment withholdings, then those shares will be eligible for this Rescission Offer. If you have an outstanding loan from the 401(k) Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of this Rescission Offer.

Q17:

WHAT IS THE PRICE THAT COSTCO WHOLESALE CORPORATION WILL PAY FOR THE SHARES THAT WERE PURCHASED ON MY BEHALF WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS UNDER THE 401(K) PLAN BETWEEN NOVEMBER 16, 2003 THROUGH NOVEMBER 15, 2004?

A17:

The price that Costco Wholesale Corporation will pay if you accept the Rescission Offer is based on a calculation of the price at which the purchases of Costco Wholesale common stock were made on your behalf with salary deferral, employer matching, rollover or after-tax contributions in the 401(k) Plan.

If you still hold all the shares that you purchased during the Rescission Period, we will determine the aggregate purchase price of those shares, less dividends received, plus interest from date of purchase at a rate of 10% per annum. That is the amount you will receive if you accept the Rescission Offer. If this amount is less than the fair market value of these shares on the expiration date of the Rescission Offer, any acceptance of the Rescission Offer will be rejected. If you have sold some or all of your shares that are subject to the Rescission Offer, we will determine the purchase price of those shares using the “first in-first out” (FIFO) method. This FIFO calculation means that the first shares you purchased under the 401(k) Plan during this period will be the first shares deemed sold by you and the purchase price will be matched against the first sale to determine whether there was a gain or loss. We will continue that process in order of purchase and sale until we have matched all purchases against all shares sold. With respect to shares sold, interest will cease to accrue on the proceeds of sale from the date the proceeds are credited to your 401(k) Plan record. For any sale that results in a loss, your 401(k) Account will be credited with the amount of the loss plus interest.

Q18:	HOW WILL INTEREST BE CALCULATED?

A18:

Interest will be paid to you at an annual rate of 10%. Interest will be calculated based on the time period from the date that the shares were purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions in the 401(k) Plan through the date proceeds from the Rescission Offer are credited to the 401(k) Plan or otherwise credited to you.

Q19:	WHEN WILL PROCEEDS FROM THE RESCISSION OFFER BE CREDITED TO ME?

A19:

If you accept the Rescission Offer and you have a 401(k) Plan account, the proceeds to which you are entitled will be credited to your 401(k) Plan account within 3 business days after [expiration date], the deadline for accepting this Rescission Offer. If you accept the Rescission Offer and you do not have a 401(k) Plan account and you (or your IRA or eligible retirement plan) took a distribution of Costco Wholesale common stock, or you (or your IRA or eligible retirement plan) took a cash distribution, payments to you (or to your IRA or eligible retirement plan) will be processed as soon as administratively feasible after the [expiration date].

Q20:	CAN I TAKE A DISTRIBUTION OF THE AMOUNT CREDITED TO MY 401(K) PLAN ACCOUNT?

A20:

Yes, if you are otherwise eligible for a distribution under the terms of the 401(k) Plan. You are generally eligible for a distribution from the 401(k) Plan if you are no longer employed by Costco Wholesale Corporation.

Q21:	WHAT ARE THE TAX CONSEQUENCES IF I ACCEPT THE RESCISSION OFFER?

A21:

The tax consequences to you depend on your specific circumstances, including whether you currently participate in the 401(k) Plan, and if you do not, whether you took a distribution from the 401(k) Plan in cash or in the form of shares of our common stock.

(

If you are a current participant in the 401(k) Plan and have a 401(k) Plan account, in general, your sale to Costco Wholesale of common stock and your receipt of any funds in the 401(k) Plan pursuant to your acceptance of the Rescission Offer will not be taxable events. This is because all funds we pay as a result of your acceptance of the Rescission Offer will be paid to the 401(k) Plan trustee and not directly to you. However, upon any later distribution of funds from your 401(k) Plan account, the distributed funds (including amounts attributable to the Rescission Offer) generally will be taxable as ordinary income. In addition, a 10% federal income tax penalty may be imposed in cases of some early distributions from the 401(k) Plan and we may have to withhold income taxes on any subsequent distribution to you. See “Federal Income Tax Effects of the Rescission Offer” for more information.

(

If you are a former participant in the 401(k) Plan, you took a distribution in shares of our stock and rolled that distribution over into an IRA or an eligible retirement plan and the IRA or eligible retirement plan still holds the shares, your IRA's or eligible retirement plan's sale to Costco Wholesale Corporation of common stock and receipt of any funds pursuant to your acceptance of the Rescission Offer will not be taxable events. However, upon any later distribution of funds from, for instance, an IRA or retirement plan, those distributed funds (including amounts attributable to the Rescission Offer) generally will be taxable to you as ordinary income.

•

                 If you are a former participant in the 401(k) Plan and you took a distribution in shares of our stock and did not roll them over to an IRA or eligible retirement plan, any amount, including interest, we pay to repurchase shares of Costco Wholesale common stock that you now own should be treated as a taxable redemption of stock. That redemption may be treated as a sale or exchange or as a dividend for federal income tax purposes depending on the application of the tax rules to your individual circumstances.

•

                 Any amount you receive with respect to any shares of Costco Wholesale Common Stock that you took in a distribution from the 401(k) Plan and have since sold should be capital gain to you. You should consult with your own tax adviser with regard to the tax treatment of any such distributions to you. See Question 23 - “What will I receive if I no longer have a 401(k) Plan account and took my distribution in the form of shares of Costco Wholesale common stock?”

(

If you are a former participant in the 401(k) Plan and you did not take shares of our stock as part of your distribution, or if you rolled shares of our stock into an IRA or an eligible retirement plan and the IRA or eligible retirement plan has since sold those shares for less than your purchase price, the tax treatment of the funds we pay to you as a result of your acceptance of the Rescission Offer, including interest, is unclear. We intend to take the position that such payments are not additional distributions from the 401(k) Plan; however, such payments may constitute ordinary income to you. If we determine that such amounts constitute compensation to you, we may withhold income and employment taxes from such payments.

Please see the section of this prospectus titled “Federal Income Tax Effects of the Rescission Offer” for more information. You should consult with your own tax adviser to understand fully the tax consequences of the Rescission Offer to you.

Q22:	IF I ACCEPT THE RESCISSION OFFER, WILL ACCESS TO MY 401(K) PLAN ACCOUNT BE “BLACKED OUT” FOR ANY PERIOD?

A22:

If you accept the Rescission Offer, then for a limited time (not longer than 3 business days) after the expiration of the Rescission Offer T. Rowe Price will not process your requests to buy or sell Costco Wholesale common stock in your 401(k) Plan account. In addition, your requests for a loan or a distribution from the 401(k) Plan will be delayed up to three business days after the expiration of the Rescission Offer. This will not affect your ability to allocate new contributions and loan repayments to Costco Wholesale common stock or other investment funds under the 401(k) Plan. This period, during which you will be unable to exercise these rights otherwise available to you under the 401(k) Plan, is called a “blackout period.”

The blackout period for the 401(k) Plan will begin on [expiration date] and is expected to end once Costco Wholesale Corporation determines whether you are eligible or ineligible to participate in the Rescission Offer and, if you are eligible, after we calculate and deposit the proceeds for the Rescission Offer. We currently anticipate this to be not later than [date], which is three business days after the expiration of the Rescission Offer. You may call T. Rowe Price, without charge, during this time for information about the actual end date of the blackout period, at 1-800-922-9945 between the hours of 4:00 a.m. and 7:00 p.m. (Pacific Time), Monday through Friday.

For more information about the blackout period, please see the section titled 'NOTICE OF BLACKOUT PERIOD".

SECTION 5:	SPECIAL INFORMATION FOR FORMER PARTICIPANTS WHO NO LONGER HAVE A 401(K) PLAN ACCOUNT

Q23:	WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT AND TOOK MY DISTRIBUTION IN THE FORM OF SHARES OF COSTCO WHOLESALE COMMON STOCK AND I STILL HOLD THOSE SHARES?

A23:

Since you took a distribution from the 401(k) Plan in the form of common stock, you may have special tax considerations-referred to as “Net Unrealized Appreciation” or “NUA” that apply to any sale of your Costco Wholesale common stock. ACCORDINGLY, YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR TAX ADVISER BEFORE ACCEPTING THIS RESCISSION OFFER.

If you accept the Rescission Offer, a two-step process will occur:

First, you (or your IRA or eligible retirement plan) will tender the shares acquired during the Period with salary deferral, employer matching, rollover or after-tax contributions to Costco Wholesale Corporation. Specifically, you will give the stock certificate (or other evidence of stock ownership, as explained on the instructions to accept the Rescission Offer) to Costco Wholesale Corporation as part of your acceptance of this Rescission Offer. After you tender your shares, you will no longer own the shares of Costco Wholesale common stock.

Second, we will pay all funds directly to you or to your Individual Retirement Account (IRA) or other eligible retirement plan as you direct on Acceptance Form B.

Q24:

WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT AND TOOK MY PLAN DISTRIBUTION IN THE FORM OF SHARES OF COSTCO WHOLESALE COMMON STOCK, AND I (OR MY IRA OR ELIGIBLE RETIREMENT PLAN) HAVE SINCE SOLD THE SHARES AT A LOSS?

A24:

If you (or your IRA or eligible retirement plan) accept the Rescission Offer and provide evidence satisfactory to Costco Wholesale Corporation of the sale of the Costco Wholesale common stock acquired during the Period (such as a broker’s confirmation), then we will pay all funds directly to you or to your IRA or eligible retirement plan as directed on Acceptance Form B.

Q25:	WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT, AND TOOK MY DISTRIBUTION FROM THE 401(K) PLAN IN CASH?

A25:

If you accept the Rescission Offer and if Costco Wholesale common stock was purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions under the 401(k) Plan during the period from November 16, 2003 through November 15, 2004, an amount based on the purchase price paid for the shares of Costco Wholesale common stock purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions, minus an amount attributable to the price at which you sold your shares for purposes of transferring the value of Costco Wholesale common stock to other investment funds or to raise cash for distribution, less dividends received, plus interest, will be paid directly to you, if the sale of any of your shares was at a loss.

SECTION 6:	HOW TO GET MORE INFORMATION

If you are a current 401(k) Plan participant, you may call T. Rowe Price at 1-800-922-9945 between the hours of 7:00 a.m. and 10:00 p.m. (Eastern Time), Monday through Friday, with any questions concerning the Rescission Offer. If you are a former employee who no longer has a 401(k) Plan account, you may call Costco Wholesale at 1-800-284-4882 between the hours of 8:30 a.m. and 4:30 p.m. (Pacific Time), Monday through Friday, with any questions concerning the Rescission Offer. We will be unable to answer any questions regarding tax advice, and accordingly, you should consult with your tax adviser regarding the tax consequences of the Rescission Offer to you.

REMEMBER

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, YOUR ACCEPTANCE MUST BE RECEIVED BY [EXPIRATION DATE].

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy materials that we have filed with the SEC, including the registration statement of which this prospectus is a part, at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Our common stock is listed on the Nasdaq National Market under the symbol “COST.”

Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and at the Investor Relations page of Costco Wholesale's website, http://www.costco.com.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we have filed or may file with the SEC (File No. 0-20355):

l	Our Annual Report on Form 10-K for the year ended August 29, 2004;

(	Our Quarterly Reports on Form 10-Q for the periods ended November 21, 2004, February 13, 2005 and May 8, 2005;

(	Our Current Reports on Form 8-K filed October 14, 2004; February 1, 2005; and April 22, 2005;

(

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the offered securities to which this prospectus (and any accompanying prospectus supplement) relates are sold or the offering is otherwise terminated.

You may request a copy of these filings, at no cost, by writing to us at the following address or telephoning us at (425) 313-6967 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday:

Investor Relations

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

THE COMPANY

Costco operates membership warehouses based on the concept that offering members very low prices on a limited selection of nationally branded and selected private label products in a wide range of merchandise categories will produce high sales volumes and rapid inventory turnover. This rapid inventory turnover, when combined with the operating efficiencies achieved by volume purchasing, efficient distribution and reduced handling of merchandise in no-frills, self-service warehouse facilities, enables Costco to operate profitably at significantly lower gross margins than traditional wholesalers, discount retailers and supermarkets.

At February 13, 2005, Costco operated 417 warehouse clubs: 327 in the United States (in 36 states and Puerto Rico); 63 in Canada (in 9 Canadian provinces); 15 in the United Kingdom (12 in England; 3 in Scotland); five in Korea; three in Taiwan; and four in Japan.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

The Costco Wholesale Corporation 401(k) Retirement Plan is a defined contribution plan that is intended to be tax-qualified and tax-exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. The purpose of the 401(k) Plan is to provide a voluntary, systematic method for an eligible participant to save a specified percentage of his or her eligible compensation for retirement and to defer federal income tax and, where allowed, state, county and city income taxes, on such compensation, together with discretionary matching contributions made by Costco Wholesale.

Contributions are held in a trust fund maintained for the benefit of participants in the 401(k) Plan. Currently, under the 401(k) Plan, a participant has the right to decide how to invest these contributions. There are currently 20 different investment choices under the 401(k) Plan. A participant must indicate the percentage of his or her contribution to be allocated to each investment choice.

We register under Section 5 of the Securities Act of 1933 shares of our common stock that the trustee purchases for the 401(k) Plan on behalf of participants with their salary deferral, employer matching, rollover or after-tax contributions because, although shares are purchased at the direction of plan participants by the agent independent of the issuer for the trustee, the 401(k) Plan is an affiliate of Costco Wholesale Corporation. In August 2004, we determined that the number of shares of our common stock that had been issued to date under the 401(k) Plan may have exceeded the number of shares registered under the existing registration statement covering the 401(k) Plan. Although all of the purchases by the trustee between November 16, 2003 through November 15, 2004 were made in a manner consistent with the 401(k) Plan and the investment elections of the 401(k) Plan participants, we have determined that up to 1,301,441 shares of our common stock that were purchased by participants in their Plan accounts during this period may not have been registered for sale by Costco Wholesale Corporation in a timely manner in accordance with the Securities Act, and thus may have constituted a violation of Section 5 of the Securities Act. The aggregate purchase price for these shares was $51,975,996.

The purpose of this registration is to help ensure that 401(k) Plan participants have information to enable them to make an informed decision about investing in our common stock. This registration requirement applies even though 401(k) Plan participants already have access to information about our common stock via the Internet and through our periodic reports filed with the SEC.

For federal securities law purposes, neither acceptance nor rejection of the Rescission Offer will terminate your right as a current or former 401(k) Plan participant to bring a civil action for failure to register the Costco Wholesale common stock described above under the Securities Act before expiration of the applicable statute of limitations. There is no requirement that there be a finding of a violation of the securities laws for 401(k) Plan participants to participate in the Rescission Offer. We believe that the applicable statute of limitations under the Securities Act for enforcement of your rights in connection with our failure to register the Costco Wholesale common stock purchased by the trustee during the period from November 16, 2003 through November 15, 2004 is one year after the date that the common stock was allocated to your account in violation of the federal securities registration requirements. We intend to assert, among other defenses, in any litigation initiated by a person eligible to participate in this Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is estopped (that is, legally barred) from asserting such claims. The staff of the SEC takes the position that a person's federal right of rescission may survive a rescission offer. Nevertheless, there have been certain instances in which a court has indicated that non-acceptance of a rescission offer could terminate a company's liability for rescission damages under federal law, and this same result could apply to claims under various state laws. Each person is urged to consider this possibility with respect to our Rescission

Offer. Generally, the statute of limitations for non-compliance with the requirement to register securities under the federal securities laws is one year and non-compliance with the requirement to provide proper disclosure is five years (reduced to two years after the discovery of the facts constituting the violation). Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes typically not beginning until the facts giving rise to a violation are known. Our rescission offer is not an admission that we did not comply with federal or state securities registration requirements or federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal and state securities laws or rights under common law or equity.

The shares of Costco Wholesale common stock which are the subject of this Rescission Offer have now been registered under the Securities Act of 1933 by virtue of the registration statement of which this prospectus is a part. We believe that these shares (as well as other shares acquired by participants of the 401(k) Plan and shares subject to the Rescission Offer that are not tendered by participants) are transferable by plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time (as in the case of Costco Wholesale Corporation’s customary “blackout” periods). These shares also entitle the holders to all of the rights and privileges available to Costco Wholesale stockholders.

Terms of the Rescission Offer

If you currently have an account in the 401(k) Plan and you elected to allocate or transfer some or all of your salary deferral, employer matching, rollover or after-tax contributions to the 401(k) Plan to the purchase of our common stock at any time from November 16, 2003 through November 15, 2004 and if you continue to hold some or all of these shares, you may direct the trustee to sell all of the Costco Wholesale common stock purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions during that Period to us at the price you paid for the Costco Wholesale common stock, less dividends received, plus interest. You may not accept the Rescission Offer with respect to less than all of the shares of Costco Wholesale common stock that are subject to this offer and still held by you. If the fair market value of those shares is greater than the aggregate purchase price of those shares, less dividends received, plus interest, you will be deemed to have rejected the Rescission Offer.

With respect to any sale in which you incurred a loss, we will pay to your 401(k) Plan Account the amount of your loss, plus interest. With respect to any shares sold by you, we will use a first-in-first-out (FIFO) calculation to determine whether you have suffered a loss eligible for compensation. This FIFO calculation means that the first shares you purchased under the plan during this Period will be matched against the shares first sold (after November 16, 2003 and before the expiration date of the Rescission Offer) to determine if you have a gain or loss on the sale. We will continue this process until the purchase price of all shares sold has been determined. If you currently have an account in the 401(k) Plan but have already directed or caused the sale of some or all of such Costco Wholesale common stock in the 401(k) Plan at a price less than the price paid (calculated on a FIFO basis), the trustee may receive for your 401(k) Plan account an amount equal to the price paid on a FIFO calculation basis for such Costco Wholesale common stock sold, less the sale proceeds, less dividends received, plus interest. After our timely receipt of a properly completed and signed Acceptance Form A (APPENDIX A) and following completion of the Rescission Offer period, the trustee will reinvest the proceeds from the Rescission Offer in your 401(k) Plan account in accordance with your most recent allocation election for new contributions.

If you no longer have an account in the 401(k) Plan and have received a distribution of the Costco Wholesale common stock from the 401(k) Plan purchased on your behalf with salary deferral, employer matching, rollover or after-tax contributions during the relevant time period, you are entitled to obtain relief on the above terms. You will need to complete and return a properly completed and signed Acceptance Form B (APPENDIX B).

If you no longer have an account in the 401(k) Plan and you did not take a distribution from your 401(k) Plan account in the form of shares of Costco Wholesale common stock, then all funds we pay as a result of your acceptance of the Rescission Offer, including interest, will be paid directly to you. You should use Acceptance Form B (APPENDIX B) to accept the Rescission Offer.

Interest to be paid on the amounts described above will be calculated, in the case of shares of Costco Wholesale common stock repurchased by us, for the period from the date of purchase by you through the 401(k) Plan to the date that proceeds of the Rescission Offer are credited to the 401(k) Plan.

In the case of reimbursement for a sale at a loss, interest to be paid on the amounts described above will be calculated for the period from the date of purchase of the shares by you through the 401(k) Plan until the date of sale of such shares. Interest also will be paid on the loss realized from the date of sale of such shares through the date on which the proceeds of the Rescission Offer are deposited to the 401(k) Plan trust on your behalf.

The interest rate to be paid is 10% per annum. Federal law does not mandate that interest be paid in this Rescission Offer nor does it provide a specific interest rate to be used in this regard. However, most states require interest be paid in connection with offerings comparable to our Rescission Offer at defined statutory rates. A large number of the persons that are eligible to accept our Rescission Offer reside in California where the applicable statutory interest rate is currently 10% per annum. In the absence of a required federal rate of interest, we have elected to provide for an interest rate of 10% per annum, from the date of purchase through the date your 401(k) Plan account is credited. The applicable interest rate for each state is set forth below:

State	Interest Rate
Alabama	6%
Alaska	8%
Arizona	10%
Arkansas	6%
California	10%
Colorado	8%
Connecticut	8%
Delaware	8.25%
Florida	12%
Georgia	6%
Hawaii	10%
Idaho	12%
Illinois	10%
Indiana	8%
Iowa	10%
Kansas	7.25%
Kentucky	8%
Louisiana	7.25%
Maine	6%
Maryland	6%
Massachusetts	6%
Michigan	6%
Minnesota	6%
Mississippi	8%
Missouri	8%
Montana	10%
Nebraska	6%
Nevada	12%
New Hampshire	10%
New Jersey	4%
New Mexico	15%
New York	9%
North Carolina	8%
North Dakota	6%
Ohio	12%
Oklahoma	6%
Oregon	9%
Pennsylvania	6%
Rhode Island	12%
South Carolina	6%
South Dakota	12%
Tennessee	6%
Texas	6%
Utah	12%
Vermont	12%
Virginia	6%
Washington	8%
West Virginia	9%
Wisconsin	12%
Wyoming	6%
District of Columbia	6%

The Rescission Offer will expire at the close of business on [EXPIRATION DATE], the expiration date, which is 30 days from the date of this prospectus. That is, we must receive your acceptance in good order no later than this date.

Neither we nor any of our officers and directors may make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisers before accepting or rejecting our Rescission Offer.

HOW TO ACCEPT OR REJECT THE RESCISSION OFFER

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER. Acceptance of the Rescission Offer is optional for each current or former 401(k) Plan participant who holds or held shares of Costco Wholesale common stock in the 401(k) Plan purchased on their behalf with salary deferral, employer matching, rollover or after-tax contributions during the period from November 16, 2003 through November 15, 2004. If you elect to accept the Rescission Offer, your acceptance must be received in good order at the following applicable address:

If Acceptance Form A applies to you, send the required form, to:

Regular mail:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

P.O. Box 17215

Baltimore, MD 21297-1215

Overnight mail:

T. Rowe Price Retirement Plan Services

Mail Code: OM-4302

4515 Painters Mill Road

Owings Mills, MD 21117-4903

If Acceptance Form B applies to you, send the form AND ALL OF THE REQUIRED DOCUMENTS, to:

Costco Wholesale Corporation
999 Lake Drive
Issaquah, WA 98027
Attn: Employee Benefits Department

We suggest that you send the form and accompanying documents by registered or certified mail with return receipt requested.

IF YOUR ACCEPTANCE OF THE RESCISSION OFFER IS NOT RECEIVED IN GOOD ORDER BY THE CLOSE OF BUSINESS ON [EXPIRATION DATE], YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

We reserve the absolute right to reject any and all surrenders of Acceptance Forms that are not in proper form or otherwise not valid or the acceptance of which would be, given the advice of our counsel, unlawful. Our interpretation of the terms and conditions of the Rescission Offer will be final and binding.

QUESTIONS ABOUT THE RESCISSION OFFER

If you are a current participant in the 401(k) Plan and have questions about the Rescission Offer, you may call T. Rowe Price at 1-800-922-9945 between 7:00 a.m. and 10:00 p.m. (Eastern Time), Monday through Friday. If you are a former employee who no longer has an account in the 401(k) Plan and have questions about the Rescission Offer, you may call Costco Wholesale at 1-800-284-48825 between 8:30 a.m. and 4:30 p.m. (Pacific Time), Monday through Friday.

USE OF STOCK REPURCHASED BY COSTCO WHOLESALE CORPORATION IN THE RESCISSION OFFER

The shares of our common stock repurchased in the Rescission Offer, if any, will be retired and become additional authorized but unissued shares.

FUNDING THE RESCISSION OFFER

We do not believe that, based on our current estimates, the amount required to fund payments under the Rescission Offer will be material to our financial position or results of operations.

ACCOUNTING FOR THE RESCISSION OFFER

Costco Wholesale Corporation intends to account for the Rescission Offer by recording the fair market value of the shares purchased based on the quoted market price at the close of business on the day the Rescission Offer expires. Any amounts paid pursuant to the Rescission Offer in excess of the fair market value of the shares purchased will be recorded as compensation expense included in non-interest expense in Costco Wholesale Corporation’s consolidated statement of operations.

FEDERAL INCOME TAX EFFECTS OF THE RESCISSION OFFER

This section discusses material U.S. federal income tax considerations relating to the Rescission Offer. The discussion does not deal with all of the U.S. federal income tax consequences of our Rescission Offer that may be relevant to persons in light of their particular circumstances or to persons subject to special tax rules. The discussion assumes that a person who is holding shares of Costco Wholesale common stock outside of the 401(k) Plan holds such shares as capital assets and that a person who previously held shares of Costco Wholesale common stock outside of the 401(k) Plan and sold them also held such shares as capital assets. The federal income tax laws applicable to the Rescission Offer discussed herein are based on the structure of the Rescission Offer. The Internal Revenue Service is not precluded from asserting a position contrary to that summarized in this discussion or from otherwise recharacterizing the transaction in whole or in part.

Current Participants in the 401(k) Plan

If you are a current participant in the 401(k) Plan and have a 401(k) Plan account, all funds we pay as a result of your acceptance of the Rescission Offer will be paid to the 401(k) Plan trustee and not directly to you. Such funds will be allocated to your account in the 401(k) Plan and invested in accordance with your current investment directions. You may change your investment directions by following the 401(k) Plan's procedures for changing investments. Contact T. Rowe Price for more information. Your acceptance or rejection of the Rescission Offer, your sale to Costco Wholesale of common stock and your receipt of any funds in the 401(k) Plan pursuant to your acceptance of the Rescission Offer will not be taxable events. However, upon any later distribution of funds from your 401(k) Plan account, such distributed funds (including amounts attributable to the Rescission Offer) generally will be taxable to you (or your beneficiary, if applicable) as ordinary income and may be subject to a 10% federal income tax penalty in cases of some early distributions from the 401(k) Plan. Additionally, Costco Wholesale may have to withhold income taxes on any subsequent distribution to you. You may be able to defer current taxation (and the 10% income tax penalty on early distribution) by rolling over the 401(k) Plan amounts distributed to you to an individual retirement account (IRA) or another tax-qualified retirement plan.

Former Participants in the 401(k) Plan Who Received Stock and Rolled Over Their Stock to an IRA or Other Qualified Plan

If you are a former participant in the 401(k) Plan but no longer have a 401(k) Plan account, you took a distribution of your 401(k) Plan account in the form of shares of Costco Wholesale common stock and rolled that distribution over (directly or indirectly) into an IRA or other eligible retirement plan, and the IRA or eligible retirement plan still holds those shares, all funds we pay as a result of your acceptance of the Rescission Offer will be paid to you or to your IRA or other eligible retirement plan as you direct on Acceptance Form B. Your acceptance or rejection of the Rescission Offer, your sale to Costco Wholesale of common stock and your receipt of any funds pursuant to your acceptance of the Rescission Offer will not be taxable events if you direct the distribution to your IRA or other eligible retirement plan. However, upon any later distribution of funds from, for instance, an IRA or an eligible retirement plan, those distributed funds (including amounts attributable to the Rescission Offer) generally will be taxable to you (or your beneficiary, if applicable) as ordinary income and may be subject to a 10% federal income tax penalty in cases of some early distributions from the 401(k) Plan.

Other Former Participants In 401(k) Plan Who Received A Distribution

If you are a former participant in the 401(k) Plan and no longer have a 401(k) Plan account, and you accept the Rescission Offer, we will make all payments with respect to Costco Wholesale Common stock, including interest, directly to you in the following circumstances: (i) you took all or part of the distribution of your 401(k) Plan account in the form of shares of Costco Wholesale common stock which you did not roll over to an IRA or other tax-qualified retirement plan, and either you still own some or all of those shares or have since sold them at a loss; (ii) you took your distribution from your 401(k) Plan account in the form of cash or other property not including shares of Costco Wholesale common stock, whether or not you rolled any part of that distribution into an IRA or other eligible retirement plan; and (iii) you took all or part of the distribution of your 401(k) Plan account in the form of shares of Costco Wholesale common stock which you did roll over to an IRA or other tax-qualified retirement plan, the IRA or eligible plan sold the shares for less than the 401(k) Plan’s original purchase price, but the IRA or plan administrator refuses to accept the payment from us.

Any amount we pay you to purchase Costco Wholesale common stock that you now own should be treated as a taxable redemption of stock. That redemption may be treated as a sale or exchange or as a dividend for federal income tax purposes depending on the application of the tax rules to your individual circumstances. You should consult with your own tax adviser with regard to the tax treatment of such a distribution to you.

Any amount you receive with respect to any shares of Costco Wholesale common stock that you took in a distribution from the 401(k) Plan and previously sold should be capital gain to you. To the extent the payment is treated as capital gain, such gain should be short-term or long-term depending on your holding period for the shares at the time you sold them.

If you are a former participant in the 401(k) Plan and no longer have a 401(k) Plan account, and either (i) you did not take any part of the distribution from your 401(k) Plan account in the form of shares of Costco Wholesale common stock, or (ii) you took a distribution in the form of shares, rolled the distribution to an IRA or other eligible retirement plan, and the IRA or plan sold the shares for less than your purchase price, the federal income tax treatment of the funds, including interest, we pay to you as a result of your acceptance of the Rescission Offer is unclear. We intend to take the position that such payments are not additional distributions from the 401(k) Plan; however, such payments may constitute ordinary income to you. If we determine that such amounts constitute compensation to you, we may withhold income and employment taxes from such payments.

The foregoing is only a summary of the federal income tax consequences that may be applicable to you in connection with the Rescission Offer and does not purport to be a complete description of your particular tax consequences, including state income taxes and penalties. You should consult with your own tax adviser with regard to the tax consequences of the Rescission Offer and any subsequent distribution from the 401(k) Plan.

USE OF PROCEEDS

We will receive no cash proceeds from the Rescission Offer. The Costco Wholesale common stock was originally purchased in brokerage transactions on the open market for which we did not receive any proceeds.

NOTICE OF BLACKOUT PERIOD

If you accept the Rescission Offer and on [expiration date] you hold stock in your Costco Wholesale Corporation 401(k) Retirement Plan account, the blackout period applies to you. The blackout period will begin on [first business day after expiration date] and will end on [2 business days later]. You will be able to conduct transactions on [3rd business day later]. This blackout period is required to ensure smooth processing of the Rescission Offer. During the blackout period, T. Rowe Price will permit no transactions involving Costco Wholesale common stock in your Plan account. This means:

*new contributions and loan repayments you directed into Costco Wholesale common stock will be held until [first business day after the blackout period ends], when they will then be invested in Costco Wholesale common stock.

*requests for loans and distributions (including hardship distributions) will be delayed until after the blackout period ends.

*requests for sales or exchanges of Costco Wholesale common stock will never be implemented. Any request to sell or exchange Costco Wholesale common stock made during the blackout period will need to be remade following the blackout period.

It is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify Costco Wholesale common stock during the blackout period. For your long term retirement security, you should give careful consideration to the importance of a well balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments and diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you will not be able to direct the sale of such stocks from your account during the blackout period.

If you have any questions concerning this blackout period and notice, you should contact T. Rowe Price at 1-800-922-9945 or by mail at 4515 Painters Mills Road, Owings Mills, Maryland 21117-4093. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on Costco 401(k) Retirement Plan investment and how to direct investment of your plan account, see the Costco 401(k) Retirement Plan Summary Plan Description. To obtain a copy contact the Costco Benefits Department at (800) 284-4882.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended August 29, 2004 have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report covering the August 29, 2004 consolidated financial statements refers to a change in the Company's method of accounting for cash consideration received from a vendor to conform to the requirements of Emerging Issues Task Force No. 03-10, effective February 16, 2004 and Issue No. 02-16, effective during the year ended August 31, 2003, and the Company's adoption of the fair value method of recording stock-based compensation expense in accordance with Statement of Financial Accounting Standards No. 123, effective September 2, 2002.

APPENDIX A

ACCEPTANCE FORM A

ACCEPTANCE FORM A APPLIES TO ALL PARTICIPANTS IN THE COSTCO WHOLESALE CORPORATION RETIREMENT 401(K) PLAN WHO PURCHASED SHARES DURING THE RELEVANT PERIOD WITH SALARY DEFERRAL, EMPLOYER MATCHING, ROLLOVER OR AFTER-TAX CONTRIBUTIONS IN THEIR 401(K) PLAN ACCOUNT AND

l	CONTINUE TO HOLD SHARES IN THE 401(K) PLAN, OR

l	SOLD THOSE SHARES AT A LOSS.

RESCISSION OFFEREE’S ACCEPTANCE

OF THE RESCISSION OFFER

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER. IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ENSURE ITS RECEIPT BY [EXPIRATION DATE], ACCORDING TO THE INSTRUCTIONS BELOW.

________________

DIRECTIONS TO TRUSTEE

T. Rowe Price

4515 Painters Mills Road

Owings Mills, Maryland 21117-4093

Dear Sir or Madam:

The undersigned has received a prospectus dated _____________, 2005, of Costco Wholesale Corporation (the “Company”) (the “Prospectus”), pursuant to which the Company offers to rescind (the “Rescission Offer”) purchases by the trustee of the Costco Wholesale Corporation 401(k) Retirement Plan (the “401(k) Plan”) of shares of common stock (the “Common Stock”) of the Company from November 16, 2003 through November 15, 2004, made on behalf of the undersigned with salary deferral, employer matching, rollover or after-tax contributions within the 401(k) Plan (the “Shares”).

These Instructions will instruct T. Rowe Price Trust Company as Trustee of the Plan (the “Trustee”), to tender unconditionally the Shares held by the Trustee for the undersigned’s 401(k) Plan account upon the terms and subject to the conditions set forth in the Prospectus.

I HEREBY ACCEPT THE RESCISSION OFFER FOR THE SHARES AND DIRECT THAT ALL PAYMENTS BE MADE TO THE TRUSTEE FOR MY 401(K) PLAN ACCOUNT.

I understand that my acceptance of the Rescission Offer will be deemed rejected if, by accepting the offer, I would receive an amount per share tendered that is less than the fair market value per share of the Company’s Common Stock on the day the Rescission Offer expires. I understand that by accepting the Rescission Offer, I will be unable to make transfers within my 401(k) Plan account that involve

A-1

Costco Wholesale Corporation stock during a “blackout” period that will last from [EXPIRATION DATE] through a date not later than 3 business days after such date. I understand and agree that as a result of such acceptance, I will no longer hold any Shares surrendered to the Company for repurchase pursuant to the Rescission Offer.

* * *

I understand that I must complete the name, signature, date and social security number or taxpayer identification number information below for this form to be eligible for acceptance by the Trustee and the Company.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence	Social Security Number or Taxpayer
Identification Number

Telephone Number

A-2

APPENDIX B

ACCEPTANCE FORM B

ACCEPTANCE FORM B APPLIES TO FORMER EMPLOYEES WHO NO LONGER HAVE A 401(K) PLAN ACCOUNT WHO TOOK OR ROLLED OVER A DISTRIBUTION IN THE FORM OF EITHER STOCK OR CASH, OR WHO TOOK A CASH DISTRIBUTION FROM THE 401(K) PLAN PLEASE SEE THE DETAILED INSTRUCTIONS FOLLOWING THIS FORM.

RESCISSION OFFEREE’S ACCEPTANCE

OF THE RESCISSION OFFER

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER. IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ENSURE ITS RECEIPT BY [EXPIRATION DATE], ACCORDING TO THE INSTRUCTIONS BELOW.

________________

DIRECTIONS TO COSTCO WHOLESALE CORPORATION

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

Attn: Employee Benefits Department

Dear Sir or Madam:

The undersigned has received a Prospectus dated ______________, 2005, of Costco Wholesale Corporation (the “Company”) (the “Prospectus”), pursuant to which the Company offers to rescind (the “Rescission Offer”) purchases by the trustee (the “Trustee”) of the Costco Wholesale Corporation 401(k) Retirement Plan (the “401(k) Plan”) of shares of common stock (the “Common Stock”) of the Company from November 16, 2003 through November 15, 2004, made on behalf of the undersigned with salary deferral, employer matching, rollover or after-tax contributions within the 401(k) Plan (the “Shares”).

The following Shares were distributed to the undersigned by the Trustee from the undersigned’s account under the 401(k) Plan and certificates for such shares are enclosed and are tendered unconditionally.

Number of Shares Tendered	Stock Certificate Number
______________	______________

The following Shares were distributed to the undersigned from the undersigned’s account under the 401(k) Plan but were sold at a loss and the undersigned wishes to accept the Rescission Offer with respect to all such Shares. I am enclosing with this Form evidence of such sale at a loss.

Number of Shares Sold	Date of Sale	Sales Price
______________	_______________	______________

The following Shares were sold prior to distribution to the undersigned from the undersigned’s account under the 401(k) Plan and were sold at a loss and the undersigned wishes to accept the Rescission Offer with respect to all such Shares. I am enclosing with this Form evidence of such sale at a loss.

Number of Shares Sold	Date of Sale	Sales Price
______________	_______________	______________

* If you require additional space, please complete an additional sheet, sign it, and attach it to this form.

I hereby accept the Rescission Offer for the Shares described above purchased by the Trustee for my account under the 401(k) Plan and described above and direct that all payments be made to me or for my account as set forth in the Prospectus. I understand and agree that as a result of such acceptance, I will no longer hold any Shares surrendered to the Company for repurchase pursuant to the Rescission Offer.

* * *

I understand that I must complete the name, signature, date and social security number or taxpayer identification number information below for this Form to be eligible for acceptance by the Company.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence	Social Security Number or Taxpayer
Identification Number

If an IRA or eligible retirement plan holds Common Stock, or following distribution from the Plan held Common Stock and now holds the proceeds from sale of Common Stock and will accept payment from the Rescission Offer, the IRA trustee or plan fiduciary accepts the Rescission Offer and directs payment as follows:

Plan Name or IRA Account Number:	___________________
Taxpayer Identification Number of IRA or Plan:	_____________

______________
Name of IRA Custodian or Plan Trustee (please print)	Signature

Street Address	Date

City, State and Zip Code

CO-OWNER, IF ANY:

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence	Social Security Number or Taxpayer
Identification Number

INSTRUCTIONS TO APPENDIX B

1. Accepting The Rescission Offer:If you previously directed and caused the Trustee to distribute your Shares from the 401(k) Plan, in order to indicate your acceptance of the Rescission Offer, you must:

A.	Sign the form and provide your complete address, date, and social security or Taxpayer Identification Number,

B.	If you have not sold such distributed Shares, affix your original stock certificate to this form of “Rescission Offeree’s Acceptance of the Rescission Offer,”

C.	ALL REGISTERED OWNERS MUST SIGN EITHER THE STOCK CERTIFICATE WITH MEDALLION SIGNATURE GUARANTEE OR A STOCK POWER WITH MEDALLION SIGNATURE GUARANTEE,

D.

If you have sold any such distributed Shares at a loss prior to [expiration date], affix your proof of loss on the sale(s) of such Shares to this form of “Rescission Offeree’s Acceptance of the Rescission Offer” (such proof of loss must be in a form acceptable to Costco Wholesale Corporation, such as a broker’s confirmation or monthly statement),

E.	Complete and sign the Substitute Form W-9 attached to this form of “Rescission Offeree’s Acceptance of the Rescission Offer” (See Instruction 6), and

F.	Mail all forms to:

Costco Wholesale Corporation
999 Lake Drive
Issaquah, Washington 98027
Attn: Employee Benefits Department

We strongly recommend that you send this by registered or certified mail with return receipt requested.

2. Signatures On The Form Of “Rescission Offeree’s Acceptance Of The Rescission Offer”:This form of “Rescission Offeree’s Acceptance of the Rescission Offer” is to be completed and signed by each Rescission Offeree that desires to accept the Rescission Offer. If Shares surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Form of “Rescission Offeree’s Acceptance of the Rescission Offer.” If any such Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate forms of “Rescission Offeree’s Acceptance of the Rescission Offer” as there are different registrations of certificates. Except as provided below, signatures must correspond exactly with the name(s) as written on the face of any certificate surrendered. Certificates surrendered hereby must be endorsed or surrendered with an appropriate instrument of transfer (a signed stock power), in either case signed exactly as the name or names of the registered holder or holders appear on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934. Medallion Signature Guaranty Program member institutions are typically banks, brokerage firms and other financial services companies. Such Rescission Offeree must, if requested by the Company, certify that the Shares so tendered were owned beneficially by such Rescission Offeree on _____________, 2005, notwithstanding that such Shares were registered in another name on that date.

3.	Mutilated, Lost, Destroyed Or Stolen Certificates:

If any certificate which a Rescission Offeree desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify Costco Wholesale Corporation at 1-800-284-4882. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Form of “Rescission Offeree’s Acceptance of the Rescission Offer” and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

4. Delivery Instructions: The method of delivery of (i) this form and the Substitute Form W-9 and (ii) all other required documents is at the election and risk of the Rescission Offeree and the delivery will be deemed made only when we actually receive them at the address indicated above.

5. Important Tax Information:Under federal income tax law, any Rescission Offeree who took a distribution of Costco Wholesale Corporation Common Stock from the 401(k) Plan and who accepts the Rescission Offer is required to provide Costco Wholesale Corporation with such person’s correct Taxpayer Identification Number (TIN) on Substitute Form W-9 below, unless the Rescission Offeree rolled the distribution over to an individual retirement account or to another tax-qualified retirement plan. The TIN is the Rescission Offeree’s social security number. If Costco Wholesale Corporation is not provided with the correct TIN, the Rescission Offeree may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Rescission Offeree pursuant to the Rescission Offer may be subject to backup withholding.

If backup withholding applies, Costco Wholesale Corporation is required to withhold 28% of any payments made to the Rescission Offeree (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

6. Purpose Of Substitute Form W-9:To prevent backup withholding on payments that are made to a Rescission Offeree, the Rescission Offeree is required to notify Costco Wholesale Corporation of his or her current TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Rescission Offeree is awaiting a TIN) and that (1) such Rescission Offeree has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (2) the Internal Revenue Service has notified such Rescission Offeree that he or she is no longer subject to backup withholding.

7. What Number To Give To Costco Wholesale Corporation:A Rescission Offeree is required to give to Costco Wholesale Corporation the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the Substitute Form W-9 for additional guidelines on which number to report. The box in Part 2 of the Substitute Form W-9 may be checked if such person has not been issued a TIN and has applied for a number or intends to apply for the number in the near future. If the box in Part 2 is checked and Costco Wholesale Corporation is not provided with a TIN within 60 days after receipt of the Form of “Rescission Offeree’s Acceptance of Rescission Offer,” Costco Wholesale Corporation will withhold 28% of all payments made thereafter until a TIN is provided to Costco Wholesale Corporation.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses in connection with the Rescission Offer. All amounts shown below are estimates, except the registration fee:

Registration Fee	$ 7,112.30
Printing and Duplicating Expenses	50,000.00
Accounting Fees and Expenses	16,000.00
Legal Fees and Expenses	40,000.00
Miscellaneous	5,000.00
Total	$118,112.30

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 23B.08.320 of the Washington Business Corporations Act (the “WBCA”) permits a corporation to limit its directors’ liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article VI of the Registrant’s Amended and Restated Articles of Incorporation contains provisions limiting the liability of Registrant’s directors to the Registrant or its shareholders to the fullest extent permitted by Washington law. Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article VII of the Registrant's Amended and Restated Articles of Incorporation provides that the corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in Sections 23B.08.510 through 23B.08.550 of the WBCA.

.

Article 10 of the Registrant’s Amended and Restated Bylaws requires the Registrant to indemnify its directors as set forth in Article VII of the Amended and Restated Articles of Incorporation. Article 10 of the Bylaws further provides that the Registrant may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the corporation with the same scope and effect as the provisions of Article VII of the Articles of Incorporation with respect to the indemnification and advancement of expenses of directors of the corporation or pursuant to rights provided by WBCA or otherwise.

The Registrant has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is included as Annex A to Schedule 14A filed December 13, 1999, and is incorporated by reference into this registration statement.  The indemnification agreements provide the Registrant's directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA.  The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policies maintained by the Registrant for this purpose.

The above discussion of the WBCA and the Registrant’s Bylaws and Amended, Restated Articles of Incorporation, and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such statute, Bylaws, Articles of Incorporation, and agreements.

ITEM 16.	EXHIBITS

Exhibit No.	Description
5.1	Opinion of Heller Ehrman LLP
15	Letter of KPMG, LLP, Independent Registered Public Accounting Firm, re use of unaudited financial information (previously filed)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. (previously filed)
23.2	Consent of Heller Ehrman LLP is included in its opinion
24	Powers of attorney (previously filed)
99.1	Form of Participant Rescission Offer Transaction Statement. (previously filed)
_______________ .

ITEM 17.	UNDERTAKINGS

The undersigned hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement; PROVIDED,

HOWEVER, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of Costco Wholesale Corporation’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Costco Wholesale Corporation pursuant to the foregoing provisions, or otherwise, Costco Wholesale Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Costco Wholesale Corporation of expenses incurred or paid by a director, officer or controlling person of Costco Wholesale Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Costco Wholesale Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on August 17, 2005.

COSTCO WHOLESALE CORPORATION

By	/s/ Richard A. Galanti

Richard A. Galanti

Executive Vice President and

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5. to Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on August 17, 2005.

/s/ Jeffrey H. Brotman * Jeffrey H. Brotman Chairman of the Board of Directors
/s/ James D. Sinegal * James D. Sinegal President, Chief Executive Officer and Director
/s/ Richard A. Galanti * Richard A. Galanti Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ Richard D. DiCerchio* Richard D. DiCerchio Senior Executive Vice President, Chief Operating Officer and Director

___________________________ Dr. Benjamin S. Carson, Sr., M.D. Director
/s/ Susan L. Decker * Susan L. Decker Director
/s/ Daniel J. Evans * Daniel J. Evans Director
/s/ William H. Gates * William H. Gates Director
/s/ Hamilton E. James * Hamilton E. James Director
/s/ Richard M. Libenson * Richard M. Libenson Director
/s/ John W. Meisenbach * John W. Meisenbach Director
/s/ Charles T. Munger * Charles T. Munger Director

/s/ Jill S. Ruckelshaus * Jill S. Ruckelshaus Director
/s/ David S. Petterson * David S. Petterson Senior Vice President and Corporate Controller (Principal Accounting Officer)
*By: /s/ Richard A. Galanti Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Heller Ehrman LLP
15	Letter of KPMG, LLP, Independent Registered Public Accounting Firm, re use of unaudited financial information (previously filed)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm. (previously filed)
23.2	Consent of Heller Ehrman LLP is included in its opinion
24	Powers of attorney. (previously filed)
99	Form of Participant Rescission Offer Statement. (previously filed)
_______________ .